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NEWS RELEASE
                                                                    EXHIBIT 99.1
For further information contact:

Kerry J. Chauvin                                        Joseph "Duke" Gallagher
Chairman and Chief Executive Officer                    Chief Financial Officer
(985) 872-2100                                                   (985) 872-2100
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FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 10, 2002



                          GULF ISLAND FABRICATION, INC.
                          TO ANNOUNCE EARNINGS RESULTS
                          AND QUARTERLY CONFERENCE CALL

Houma, LA--(BUSINESS WIRE)--July 10, 2002--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2002 second quarter earnings on Wednesday, July 24, 2002 during morning market hours.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, July 25, 2002, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company's financial results for the quarter ended June 30, 2002.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:          1 - 800-360-9865

Webcast:          www.gulfisland.com

Replay of the call is available two hours after the call and ending August 1, 2002 by dialing:

Phone Number:     1-800-428-6051

Replay Passcode:  251461


Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.